PROSPECTUS and				PRICING SUPPLEMENT NO. 40
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated November 5, 1998
CUSIP: 24422EKH1				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $547,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				9 November 1998

Maturity Date:					9 Nobember 2000

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 30 Basis Points

Initial Interest Determination Date:	5 November 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the
							9th of February, May,
							August, and November(or next
business day),
commencing on the
date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the
							9th of February, May,
August, and November(or
next business day), and
at Maturity; commencing
on 9 February 1999.

Redemption Provisions:				None

Plan of Distribution:				NationsBanc Montgomery Securities
LLC has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


NationsBanc Montgomery Securities LLC